UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 17, 2023
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2023, Michael LaPlante was hired as Senior Vice President and Chief Accounting Officer for Republic First Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Republic First Bank d/b/a Republic Bank. Before joining the Company, Mr. LaPlante, age 51, has held accounting and financial positions for various accounting and financial institutions for over 25 years, most recently serving as a Senior Director for RSM US LLP in Pennsylvania from June 2022 to January 2023. Prior to that, Mr. LaPlante served as Chief Accounting Officer and Corporate Controller at Bryn Mawr Trust in Bryn Mawr, Pennsylvania from June 2017 until June 2022. Prior to his tenure at Bryn Mawr Trust, Mr. LaPlante held various senior positions at The Bank of Princeton, Deloitte, First National Bank of Chester County and Sun Bancorp. Mr. LaPlante is a certified public accountant and earned his Bachelor of Business Administration degree in Accounting from Temple University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: January 20, 2023

	By:	/s/ Michael W. Harrington
	Name:	Michael W. Harrington
	Title:	Chief Financial Officer

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